Exhibit 99.1

Infinera Corporation Reports Third Quarter 2022 Financial Results

San Jose, Calif., November 2, 2022 - Infinera Corporation (NASDAQ: INFN) today released financial results for its third quarter ended September 24, 2022.
GAAP revenue for the quarter was $390.4 million compared to $358.0 million in the second quarter of 2022 and $355.8 million in the third quarter of 2021.
GAAP gross margin for the quarter was 34.4% compared to 30.5% in the second quarter of 2022 and 33.2% in the third quarter of 2021. GAAP operating margin for the quarter was (2.4)% compared to (11.1)% in the second quarter of 2022 and (8.7)% in the third quarter of 2021.
GAAP net loss for the quarter was $(11.9) million, or $(0.05) per share, compared to $(55.7) million, or $(0.26) per share, in the second quarter of 2022, and $(53.8) million, or $(0.26) per share, in the third quarter of 2021.
Non-GAAP gross margin for the quarter was 37.8% compared to 36.1% in the second quarter of 2022 and 38.0% in the third quarter of 2021. Non-GAAP operating margin for the quarter was 5.2% compared to 0.4% in the second quarter of 2022 and 2.4% in the third quarter of 2021.
Non-GAAP net income for the quarter was $9.9 million, or $0.05 per share, compared to net loss of $(10.1) million, or $(0.05) per share, in the second quarter of 2022, and net loss of $(3.0) million, or $(0.01) per share, in the third quarter of 2021.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO David Heard said, “The third quarter was a strong quarter for us. We once again exceeded consensus expectations for both revenue and non-GAAP operating margin. On a year-over-year basis, we grew product revenue by 17% and total company revenue by 9%, and more than doubled operating profit, while generating free cash flow and strengthening our balance sheet. Further, we set another record in the quarter for ICE6 revenue and achieved additional key milestones with the field performance of our new pluggable products. Our results and progress were made against the backdrop of ongoing supply chain challenges, including the impact of elevated costs on our financial results.”
“Our investment thesis is sound, and we remain focused on the things we can control to grow market share and drive results to our target business model. We look forward to closing out 2022 on a strong note and building on our momentum in 2023 as we continue to deliver on our long-term growth and profitability objectives.”
Financial Outlook
Infinera's outlook for the quarter ending December 31, 2022, is as follows:
•Revenue is expected to be $435 million +/- $15 million.
•GAAP gross margin is expected to be 38.0% +/- 150 bps. Non-GAAP gross margin is expected to be 40.0% +/- 150 bps.
•GAAP operating expenses are expected to be $160 million +/- $2 million. Non-GAAP operating expenses are expected to be $142 million +/- $2 million.
•GAAP operating margin is expected to be 1.0% +/- 200 bps. Non-GAAP operating margin is expected to be 7.0% +/- 200 bps.
Third Quarter 2022 Investor Slides Available Online
Investor slides reviewing Infinera's third quarter of 2022 financial results will be furnished to the Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the third quarter of 2022 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast. A copy of this press release can be found at investors.infinera.com.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the third quarter of 2022 and its outlook for the fourth quarter of 2022 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may register for the conference call at https://conferencingportals.com/event/PUIteabr. A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter and LinkedIn, and subscribe for updates. Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, Infinera’s future business plans and growth opportunities, Infinera’s investment thesis, Infinera’s beliefs and expectations regarding its ability to grow market share and drive business results against its business model, and Infinera's financial outlook for the fourth quarter of 2022. These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include supply chain and logistics issues, including delays, shortages, components that have been discontinued and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; the adverse impact inflation may have on Infinera by increasing costs beyond what it can recover through price increases; delays in the development, introduction or acceptance of new products or updates to existing products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; aggressive business tactics by Infinera’s competitors and new entrants and Infinera's ability to compete in a highly competitive market; the effect of the COVID-19 pandemic on Infinera’s business, manufacturing operations, results of operations, financial condition, stock price and personnel; produce performance problems; Infinera's ability to identify, attract and retain qualified personnel; the partial or complete loss of Infinera's manufacturing facilities, a reduction in yield of PICs or an inability to scale to meet customer demands; the effects of customer and supplier consolidation; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; restrictions to our operations resulting from loan or other credit agreements; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; risks and compliance obligations relating to Infinera's international operations as well as actions by the U.S. or foreign governments, including with respect to Russia's military operations in Ukraine; the effective tax rate of Infinera, which may increase or fluctuate; the impacts of foreign currency fluctuations; Infinera's ability to service its debt obligations and pursue its strategic plan; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, social, governance, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, human violence or other catastrophic events that could harm Infinera's operations; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual

Report on Form 10-K for the year ended December 25, 2021, as filed with the SEC on February 23, 2022, and its Quarterly Report on Form 10-Q for the quarter ended June 25, 2022 as filed with the SEC on July 28, 2022, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases acquisition-related deferred revenue adjustment, stock-based compensation expenses, amortization of acquired intangible assets, acquisition and integration costs, restructuring and other related costs, inventory related charges, global distribution center transition costs, warehouse fire loss, litigation charges, amortization of debt discount on Infinera’s convertible senior notes, gain on extinguishment of debt, foreign exchange (gains) losses, net, and income tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the fourth quarter of 2022 that exclude stock-based compensation expense, amortization of acquired intangible assets, and restructuring and other related costs. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below for specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, the non-GAAP financial measures presented in this press release are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, and net income (loss) prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Revenue:
Product	$317,439	$270,818	$869,744	$782,420
Services	73,008	84,996	217,562	242,528
Total revenue	390,447	355,814	1,087,306	1,024,948
Cost of revenue:
Cost of product	210,018	187,956	597,027	525,494
Cost of services	39,765	43,722	116,145	128,428
Amortization of intangible assets	6,227	4,609	18,687	13,839
Restructuring and other related costs	22	1,434	185	1,679
Total cost of revenue	256,032	237,721	732,044	669,440
Gross profit	134,415	118,093	355,262	355,508
Operating expenses:
Research and development	76,156	76,648	228,202	224,111
Sales and marketing	33,919	33,223	105,072	99,777
General and administrative	28,923	28,301	86,963	87,004
Amortization of intangible assets	3,582	4,351	10,995	13,148
Acquisition and integration costs	—	—	—	614
Restructuring and other related costs	1,142	6,546	9,545	8,191
Total operating expenses	143,722	149,069	440,777	432,845
Loss from operations	(9,307)	(30,976)	(85,515)	(77,337)
Other income (expense), net:
Interest income	269	22	426	89
Interest expense	(6,516)	(12,622)	(18,760)	(36,482)
Gain on extinguishment of debt	15,521	—	15,521	—
Other loss	(7,105)	(4,763)	(4,605)	(14,439)
Total other income (expense), net	2,169	(17,363)	(7,418)	(50,832)
Loss before income taxes	(7,138)	(48,339)	(92,933)	(128,169)
Provision for income taxes	4,792	5,455	16,568	9,541
Net loss	$(11,930)	$(53,794)	$(109,501)	$(137,710)
Net loss per common share:
Basic	$(0.05)	$(0.26)	$(0.51)	$(0.67)
Diluted	$(0.05)	$(0.26)	$(0.51)	$(0.67)
Weighted average shares used in computing net loss per common share:
Basic	217,620	209,183	215,104	206,201
Diluted	217,620	209,183	215,104	206,201

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 24, 2022		June 25, 2022		September 25, 2021		September 24, 2022		September 25, 2021
Reconciliation of Revenue:
GAAP as reported	$390,447		$357,985		$355,814		$1,087,306		$1,024,948
Acquisition-related deferred revenue adjustment(1)	—		—		978		—		2,934
Non-GAAP as adjusted	$390,447		$357,985		$356,792		$1,087,306		$1,027,882

Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$134,415	34.4%	$109,200	30.5%	$118,093	33.2%	$355,262	32.7%	$355,508	34.7%
Acquisition-related deferred revenue adjustment(1)	—		—		978		—		2,934
Stock-based compensation expense(2)	2,239		2,594		1,968		6,722		5,894
Amortization of acquired intangible assets(3)	6,227		6,229		4,609		18,687		13,839
Restructuring and other related costs(5)	22		13		1,434		185		1,679
Inventory related charges(6)	938		11,045		8,623		14,650		8,623
Global distribution center transition costs(7)	1,600		—		—		1,600		—
Warehouse fire loss(8)	2,232		—		—		2,232		—
Non-GAAP as adjusted	$147,673	37.8%	$129,081	36.1%	$135,705	38.0%	$399,338	36.7%	$388,477	37.8%

Reconciliation of Operating Expenses:
GAAP as reported	$143,722		$148,914		$149,069		$440,777		$432,845
Stock-based compensation expense(2)	11,457		15,189		11,664		37,696		32,651
Amortization of acquired intangible assets(3)	3,582		3,667		4,351		10,995		13,148
Acquisition and integration costs(4)	—		—		—		—		614
Restructuring and other related costs(5)	1,142		1,133		6,546		9,545		8,191
Litigation charges (9)	—		1,350		(594)		1,350		2,291
Non-GAAP as adjusted	$127,541		$127,575		$127,102		$381,191		$375,950

Reconciliation of Income/(Loss) from Operations and Operating Margin:
GAAP as reported	$(9,307)	(2.4)%	$(39,714)	(11.1)%	$(30,976)	(8.7)%	$(85,515)	(7.9)%	$(77,337)	(7.5)%
Acquisition-related deferred revenue adjustment(1)	—		—		978		—		2,934
Stock-based compensation expense(2)	13,696		17,783		13,632		44,418		38,545
Amortization of acquired intangible assets(3)	9,809		9,896		8,960		29,682		26,987
Acquisition and integration costs(4)	—		—		—		—		614
Restructuring and other related costs(5)	1,164		1,146		7,980		9,730		9,870
Inventory related charges(6)	938		11,045		8,623		14,650		8,623
Global distribution center transition costs(7)	1,600		—		—		1,600		—
Warehouse fire loss(8)	2,232		—		—		2,232		—
Litigation charges(9)	—		1,350		(594)		1,350		2,291
Non-GAAP as adjusted	$20,132	5.2%	$1,506	0.4%	$8,603	2.4%	$18,147	1.7%	$12,527	1.2%

	Three Months Ended			Nine Months Ended
	September 24, 2022	June 25, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Reconciliation of Net Income/(Loss):
GAAP as reported	$(11,930)	$(55,721)	$(53,794)	$(109,501)	$(137,710)
Acquisition-related deferred revenue adjustment(1)	—	—	978	—	2,934
Stock-based compensation expense(2)	13,696	17,783	13,632	44,418	38,545
Amortization of acquired intangible assets(3)	9,809	9,896	8,960	29,682	26,987
Acquisition and integration costs(4)	—	—	—	—	614
Restructuring and other related costs(5)	1,164	1,146	7,980	9,730	9,870
Inventory related charges(6)	938	11,045	8,623	14,650	8,623
Global distribution center transition costs(7)	1,600	—	—	1,600	—
Warehouse fire loss(8)	2,232	—	—	2,232	—
Litigation charges (9)	—	1,350	(594)	1,350	2,291
Amortization of debt discount on convertible senior notes(10)	—	—	7,442	—	21,784
Gain on extinguishment of debt(11)	(15,521)	—	—	(15,521)	—
Foreign exchange (gains) losses, net(12)	7,372	3,778	4,213	5,561	12,537
Income tax effects(13)	561	650	(404)	1,627	(909)
Non-GAAP as adjusted	$9,921	$(10,073)	$(2,964)	$(14,172)	$(14,434)

Reconciliation of Adjusted EBITDA (14):
Non-GAAP Net Income (Loss)	$9,921	$(10,073)	$(2,964)	$(14,172)	$(14,434)
Non-GAAP Interest expense	6,516	7,252	5,180	18,760	14,698
Non-GAAP Income tax effects	4,231	4,689	5,859	14,941	10,450
Non-GAAP Depreciation and Amortization	11,496	11,238	11,965	34,329	33,246
Non-GAAP as adjusted	$32,164	$13,106	$20,040	$53,858	$43,960

Net Income/(Loss) per Common Share - Basic and Diluted:
GAAP as reported	$(0.05)	$(0.26)	$(0.26)	$(0.51)	$(0.67)
Non-GAAP as adjusted	$0.05	$(0.05)	$(0.01)	$(0.07)	$(0.07)

Weighted Average Shares Used in Computing Net Income/(Loss) per Common Share:
Basic	217,620	215,509	209,183	215,104	206,201
Diluted(15)	268,927	215,509	209,183	215,104	206,201

(1)The non-GAAP adjustments were related to maintenance support contracts assumed in the acquisition of Coriant, and the revenue was recognized through fiscal year 2021 to eliminate the effect of the deferred revenue fair value adjustment.

(2)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Nine Months Ended
	September 24, 2022	June 25, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Cost of revenue	$2,239	$2,594	$1,968	$6,722	$5,894
Total cost of revenue	2,239	2,594	1,968	6,722	5,894
Research and development	5,768	6,652	4,714	17,261	14,082
Sales and marketing	3,201	4,047	3,059	10,015	9,069
General and administration	2,488	4,490	3,891	10,420	9,500
Total operating expenses	11,457	15,189	11,664	37,696	32,651
Total stock-based compensation expense	$13,696	$17,783	$13,632	$44,418	$38,545
(3)Amortization of acquired intangible assets consists of developed technology, trade names, customer relationships and backlog acquired in connection with the acquisition of Coriant. Amortization of acquired intangible assets also consists of amortization of developed technology and customer relationships acquired in connection with the acquisition of Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Acquisition and integration costs consisted of legal, financial, IT, manufacturing-related costs, employee-related costs and professional fees incurred in connection with the acquisition of Coriant.
(5)Restructuring and other related costs are primarily associated with Infinera's plan to restructure certain international research and development operations, the reduction of operating costs and the reduction of headcount. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(6)Inventory related charges were incurred as a result of the exit from certain product lines in connection with restructuring initiatives. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and their exclusion provides a better indication of Infinera's underlying business performance.
(7)Global distribution center transition costs were primarily freight and handling costs incurred to transfer and consolidate our inventory from existing warehouses to our global distribution center in southeastern Asia. Management has excluded the impact of these costs in arriving at Infinera's non-GAAP results as they are non-recurring in nature and their exclusion provides a better indication of Infinera's underlying business performance.
(8)Warehouse fire loss was incurred due to inventory destroyed in a warehouse fire. Management has excluded the impact of this loss in arriving at Infinera's non-GAAP results as they are non-recurring in nature and their exclusion provides a better indication of Infinera's underlying business performance.
(9)Litigation charges are associated with the settlement of litigation matters. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this expense is not indicative of ongoing operating performance.
(10)Effective the first quarter of 2022, Infinera no longer recognizes interest expense for amortization of debt discount as a result of the adoption of new debt guidance.
(11)Gain on extinguishment of debt was recognized from the accounting for the partial repurchase of the 2024 convertible senior notes. Management has excluded the impact of this gain in arriving at Infinera's non-GAAP results as it is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(12)Foreign exchange (gains) and losses have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(13)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(14)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expenses, income tax effects and depreciation and amortization expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating Infinera's financial performance, as it measures the ability of our business operations to generate cash.
(15)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment, net made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating Infinera's financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three Months Ended			Nine Months Ended
	September 24, 2022	June 25, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net cash provided by (used in) operating activities	$19,635	$(72,419)	$(13,175)	$(36,996)	$26,759
Purchase of property and equipment, net	(11,024)	(10,667)	(6,525)	(37,750)	(32,314)
Free cash flow	$8,611	$(83,086)	$(19,700)	$(74,746)	$(5,555)

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	September 24, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$198,044	$190,611
Short-term restricted cash	8,946	2,840
Accounts receivable, net	284,001	358,954
Inventory	331,058	291,367
Prepaid expenses and other current assets	159,825	147,989
Total current assets	981,874	991,761
Property, plant and equipment, net	160,053	160,218
Operating lease right-of-use assets	35,396	45,338
Intangible assets	55,583	86,574
Goodwill	224,238	255,788
Long-term restricted cash	3,027	9,070
Other long-term assets	39,517	38,475
Total assets	$1,499,688	$1,587,224
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$246,124	$216,404
Accrued expenses and other current liabilities	133,577	147,029
Accrued compensation and related benefits	70,438	88,021
Short-term debt, net	547	533
Accrued warranty	20,758	23,204
Deferred revenue	106,738	137,297
Total current liabilities	578,182	612,488
Long-term debt, net	667,070	476,789
Long-term accrued warranty	18,214	21,106
Long-term deferred revenue	22,592	31,612
Long-term deferred tax liability	1,939	2,364
Long-term operating lease liabilities	47,294	54,326
Other long-term liabilities	50,196	64,768
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares - 500,000 as of September 24, 2022 and December 25, 2021 Issued and outstanding shares - 218,863 as of September 24, 2022 and 211,381 as of December 25, 2021	219	211
Additional paid-in capital	1,886,166	2,026,098
Accumulated other comprehensive loss	(39,133)	(4,496)
Accumulated deficit	(1,733,051)	(1,698,042)
Total stockholders' equity	114,201	323,771
Total liabilities and stockholders’ equity	$1,499,688	$1,587,224

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 24, 2022	September 25, 2021
Cash Flows from Operating Activities:
Net loss	$(109,501)	$(137,710)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	64,011	60,233
Non-cash restructuring charges and other related costs	6,098	917
Amortization of debt discount and issuance costs	5,270	24,039
Operating lease expense	7,203	11,792
Stock-based compensation expense	44,418	38,545
Gain on extinguishment of debt	(15,521)	—
Other, net	892	3,466
Changes in assets and liabilities:
Accounts receivable	64,833	42,498
Inventory	(45,514)	(24,893)
Prepaid expenses and other current assets	(36,971)	14,973
Accounts payable	37,327	(2,076)
Accrued expenses and other current liabilities	(23,083)	19,127
Deferred revenue	(36,458)	(24,152)
Net cash (used in) provided by operating activities	(36,996)	26,759
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(37,750)	(32,314)
Net cash used in investing activities	(37,750)	(32,314)
Cash Flows from Financing Activities:
Proceeds from issuance of 2028 Notes	373,750	—
Repayment of 2024 Notes	(280,842)	—
Proceeds from asset-based revolving credit facility	80,000	—
Repayment of asset-based revolving credit facility	(80,000)	(77,000)
Repayment of third-party manufacturing funding	—	(24,610)
Repayment of mortgage payable	(366)	(233)
Payment of debt issuance cost	(11,246)	—
Payment of term license obligation	(5,413)	(5,474)
Principal payments on finance lease obligations	(1,054)	(1,185)
Proceeds from issuance of common stock	15,189	16,497
Tax withholding paid on behalf of employees for net share settlement	(3,346)	(4,724)
Net cash provided by (used in) financing activities	86,672	(96,729)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,430)	3,301
Net change in cash, cash equivalents and restricted cash	7,496	(98,983)
Cash, cash equivalents and restricted cash at beginning of period	202,521	315,383
Cash, cash equivalents and restricted cash at end of period(1)	$210,017	$216,400

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 24, 2022	September 25, 2021
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$9,330	$15,901
Cash paid for interest	$14,694	$17,171
Supplemental schedule of non-cash investing and financing activities:
Unpaid debt issuance cost	$1,313	$—
Property and equipment included in accounts payable and accrued liabilities	$2,698	$851
Transfer of inventory to fixed assets	$4,805	$4,133
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$8,591	$9,858
(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	September 24, 2022	September 25, 2021

Cash and cash equivalents	$198,044	$203,484
Short-term restricted cash	8,946	2,840
Long-term restricted cash	3,027	10,076
Total cash, cash equivalents and restricted cash	$210,017	$216,400

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
GAAP Revenue $(Mil)	$353.5	$330.9	$338.2	$355.8	$400.3	$338.9	$358.0	$390.4
GAAP Gross Margin %	35.7%	35.4%	35.6%	33.2%	35.6%	32.9%	30.5%	34.4%
Non-GAAP Gross Margin %(1)	37.6%	37.6%	37.7%	38.0%	37.2%	36.2%	36.1%	37.8%
GAAP Revenue Composition:
Domestic %	36%	48%	52%	46%	42%	50%	51%	57%
International %	64%	52%	48%	54%	58%	50%	49%	43%
Customers >10% of Revenue	—	1	—	—	—	—	1	1
Cash Related Information:
Cash from Operations $(Mil)	$52.2	$18.6	$21.3	$(13.2)	$1.4	$15.8	$(72.4)	$19.6
Capital Expenditures $(Mil)	$11.9	$11.7	$14.1	$6.5	$9.1	$16.1	$10.6	$11.0
Depreciation & Amortization $(Mil)	$25.9	$20.5	$18.8	$20.9	$23.4	$21.6	$21.1	$21.3
DSOs	82	76	76	70	82	74	77	66
Inventory Metrics:
Raw Materials $(Mil)	$34.7	$31.8	$33.3	$37.4	$39.4	$41.2	$50.4	$43.5
Work in Process $(Mil)	$55.8	$55.5	$55.1	$54.4	$53.9	$55.4	$58.9	$62.6
Finished Goods $(Mil)	$178.8	$175.5	$185.6	$197.8	$198.1	$195.1	$200.3	$224.9
Total Inventory $(Mil)	$269.3	$262.8	$274.0	$289.6	$291.4	$291.7	$309.6	$331.0
Inventory Turns(2)	3.3	3.1	3.1	3.1	3.5	3.0	3.0	3.0
Worldwide Headcount	3,050	3,041	3,108	3,205	3,225	3,206	3,186	3,199
Weighted Average Shares Outstanding (in thousands):
Basic	195,655	202,638	206,780	209,183	210,908	212,182	215,509	217,620
Diluted	203,259	217,970	219,459	219,262	218,009	287,588	285,968	268,927
(1)Non-GAAP adjustments include acquisition-related deferred revenue, stock-based compensation expenses, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges, global distribution center transition costs and warehouse fire loss. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures. For reconciliations of prior periods that are not otherwise provided herein, see the prior period earnings releases available on our Investor Relations webpage.
(2)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less the adjustments for acquisition-related deferred revenue, stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges, global distribution center transition costs and warehouse fire loss, as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q4'22
Outlook
Reconciliation of Gross Margin:
GAAP	38.0%
Stock-based compensation expense	0.6%
Amortization of acquired intangible assets	1.4%
Non-GAAP	40.0%

Reconciliation of Operating Expenses:
GAAP	$160.0
Stock-based compensation expense	(14.0)
Amortization of acquired intangible assets	(3.9)
Restructuring and other related costs	(0.1)
Non-GAAP	$142.0

Reconciliation of Operating Margin:
GAAP	1.0%
Stock-based compensation expense	3.8%
Amortization of acquired intangible assets	2.2%
Restructuring and other related costs	—%
Non-GAAP	7.0%